NEWS RELEASE
Lumen Technologies reports third quarter 2021 results

Third Quarter 2021 Highlights
•Reported Net Income of $544 million for the third quarter 2021, compared to reported Net Income of $366 million for the third quarter 2020
•Diluted EPS of $0.51 for the third quarter 2021, compared to $0.34 per share for the third quarter 2020. Excluding Special Items, Diluted EPS of $0.49 per share for the third quarter 2021, compared to $0.35 per share for the third quarter 2020
•Generated Adjusted EBITDA of $2.078 billion for the third quarter 2021, compared to $2.132 billion for the third quarter 2020, excluding Special Items of $(31) million benefit and $20 million charge, respectively
•Reported Net Cash Provided by Operating Activities of $1.730 billion for the third quarter 2021
•Generated Free Cash Flow of $1.072 billion for the third quarter 2021, compared to $879 million, excluding cash paid for Special Items of $32 million and $73 million, respectively
•Updated guidance for the full year 2021 for free cash flow and capital expenditures
•Completed the $1 billion August 2021 Stock Repurchase Program on October 5, 2021

DENVER, November 3, 2021 — Lumen Technologies, Inc. (NYSE: LUMN) reported results for the third quarter ended September 30, 2021.
“Lumen delivered solid free cash flow, and we are pleased with our improved sequential revenue trend,” said Jeff Storey, president and CEO of Lumen. “As an organization, we could not be more excited about the future of our company as we drive towards growth with an optimized asset portfolio, strong demand for the Lumen Platform, and our significant and unique Quantum Fiber opportunity.”

Total revenue was $4.887 billion for the third quarter 2021, compared to $5.167 billion for the third quarter 2020.

Financial Results

Metric	Third Quarter	Third Quarter
($ in millions, except per share data)	2021	2020
International and Global Accounts	$1,019	1,013
Large Enterprise	932	990
Mid-Market Enterprise	666	737
Wholesale	891	958
Business Segment Revenue	3,508	3,698
Mass Markets Segment Revenue	1,379	1,469
Total Revenue	$4,887	5,167
Cost of Services and Products	2,151	2,236
Selling, General and Administrative Expenses	654	850
Share-based Compensation Expenses	27	31
Adjusted EBITDA(1)	2,109	2,112
Adjusted EBITDA, Excluding Special Items(1)(2)	2,078	2,132
Adjusted EBITDA Margin(1)	43.2%	40.9%
Adjusted EBITDA Margin, Excluding Special Items(1)(2)	42.5%	41.3%
Net Cash Provided by Operating Activities	1,730	1,794
Capital Expenditures	690	988
Unlevered Cash Flow(1)	1,440	1,229
Unlevered Cash Flow, Excluding Cash Special Items(1)(3)	1,472	1,302
Free Cash Flow(1)	1,040	806
Free Cash Flow, Excluding Cash Special Items(1)(3)	1,072	879
Net Income(4)	544	366
Net Income, Excluding Special Items(1)(4)(5)	521	384
Net Income per Common Share - Diluted	0.51	0.34
Net Income per Common Share - Diluted, Excluding Special Items(1)(4)(5)	0.49	0.35
Weighted Average Shares Outstanding (in millions) - Diluted	1,069.2	1,085.7

(1) See the attached schedules for definitions of non-GAAP metrics, reconciliations to GAAP figures and further explanations of the adjustments referred to in notes 2, 3 and 4.
(2) Excludes Special Items in the amounts of (i) $(31) million for the third quarter of 2021, and (ii) $20 million for the third quarter of 2020.
(3) Excludes cash paid for Special Items of (i) $32 million for the third quarter of 2021, and (ii) $73 million for the third quarter of 2020.
(4) Effective with the designation of our Latin American operations and our 20-state ILEC operations as held for sale on July 25, 2021 and August 3, 2021, respectively, depreciation of property, plant and equipment and amortization of finite-lived intangible assets and right-of-use assets are not recorded while these assets are classified as held for sale. We estimate that we would have recorded an additional $107 million of depreciation, intangible amortization, and amortization of right-of use assets for the three and nine months ended September 30, 2021 if our Latin American and 20-state ILEC businesses did not meet the held for sale criteria.

(5) Excludes Special Items (net of the income tax effect thereof) in the amounts of (i) $(23) for the third quarter of 2021, and (ii) $18 million for the third quarter of 2020.

Revenue	Third Quarter	Second Quarter	QoQ Percent	Third Quarter	YoY Percent
($ in millions)	2021	2021	Change	2020	Change
By Business Sales Channel
International and Global Accounts	$1,019	1,004	1%	1,013	1%
Large Enterprise	932	931	—%	990	(6)%
Mid-Market Enterprise	666	682	(2)%	737	(10)%
Wholesale	891	905	(2)%	958	(7)%
Business Segment Revenue	3,508	3,522	—%	3,698	(5)%
Mass Markets Segment Revenue	1,379	1,402	(2)%	1,469	(6)%
Total Revenue	$4,887	4,924	(1)%	5,167	(5)%

Cash Flow
Free Cash Flow, excluding Special Items, was $1.072 billion in the third quarter 2021, compared to $879 million in the third quarter 2020.

As of September 30, 2021, Lumen had cash and cash equivalents of $635 million.

On October 5, 2021, we completed our $1.0 billion August 2021 stock repurchase program, repurchasing a total of 80.9 million shares for an average purchase price of $12.36 per share.

2021 Outlook
The company updated its full-year 2021 financial outlook which is detailed below:

2021 Metric (1)(2)	Current Outlook(3)	Previous Outlook(4)
Adjusted EBITDA (excluding Special Items)	$8.4 to $8.6 billion	$8.4 to $8.6 billion
Free Cash Flow (excluding Special Items)	$3.6 to $3.8 billion	$3.1 to $3.3 billion
Net Cash Interest	$1.475 to $1.525 billion	$1.525 to $1.575 billion
GAAP Interest Expense	$1.550 billion	$1.550 billion
Dividends	$1.1 billion	$1.1 billion
Capital Expenditures	$2.8 to $3.0 billion	$3.2 to $3.5 billion
Depreciation and Amortization	$3.9 to $4.1 billion	$4.2 to $4.4 billion
Share-based Compensation Expenses	~$150 million	~$200 million
Cash Income Taxes	$100 million	$100 million
Full Year Effective Income Tax Rate	~25%	~27%

(1) For definitions of non-GAAP metrics and reconciliations to GAAP figures, see the attached schedules and our Investor Relations website.
(2) Outlook measures in this chart and the accompanying schedules (i) exclude the effects of Special Items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (ii) speak only as of November 3, 2021. See “Forward-Looking Statements”.

(3) Current outlook measures include accounting impacts of assets and liabilities held for sale.
(4) Refers to full-year 2021 financial outlook provided on Aug. 3, 2021

Investor Call
Lumen’s management will host a conference call at 5:00 p.m. ET today, November 3, 2021. The conference call will be streamed live over the Lumen website at ir.lumen.com. Additional information regarding third quarter 2021 results, including the presentation materials management will review during the conference call, will be available on the Investor Relations website prior to the call. If you are unable to join the call via the web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1201 (International).

A telephone replay of the call will be available beginning at 8:00 p.m. ET on November 3, 2021, and ending Feb. 1, 2022, at 8:00 p.m. ET. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 21998240. A webcast replay of the call will also be available on our website beginning at 7:00 p.m. ET on November 3, 2021, and ending Feb. 1, 2022, at 6:00 p.m. ET.
Media Relations Contact:                         Investor Relations Contact:
Tracey Conway                             Mike McCormack, CFA tracey.conway@lumen.com                     mike.mccormack@lumen.com
+1 720-888-4443                             +1 720-888-3514

About Lumen
Lumen Technologies Inc. (NYSE: LUMN) is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 450,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Learn more about the Lumen network, edge cloud, security, communication and collaboration solutions and our purpose to further human progress through technology at news.lumen.com, LinkedIn: /lumentechnologies, Twitter: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of Lumen Technologies, Inc.

Forward-Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our more mature service offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; our ability to attain our key operating imperatives, including simplifying and consolidating our network, simplifying and automating our service support systems, strengthening our relationships with customers and attaining projected cost savings; our ability to safeguard our network, and to avoid the adverse impact of possible security breaches, service outages, system failures, or similar events impacting our network or the availability and quality of our services; the effects of ongoing changes in the regulation of the communications industry, including the outcome of legislative, regulatory or judicial proceedings relating to content liability standards, intercarrier compensation, universal service, service regulation, broadband deployment, data protection, privacy and net neutrality; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; possible changes in the demand for our products and services, including increased demand for high-speed data transmission services; our ability to successfully maintain the quality and profitability of our existing product and service offerings and to introduce profitable new offerings on a timely and cost-effective basis; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, dividends, pension contributions and other benefits payments; our ability to successfully and timely implement our operating plans and corporate strategies, including our deleveraging strategy; our ability to successfully and timely consummate our pending divestitures on the terms proposed, to realize the anticipated benefits therefrom, and to operate our retained business successfully thereafter; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market conditions or otherwise; the impact of any future material acquisitions or divestitures that we may transact; the negative impact of increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; the potential negative impact of customer complaints, government investigations, security breaches or service outages impacting us or our industry; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower credit ratings, unstable markets or otherwise; our ability to meet the terms and conditions of our debt obligations and covenants, including our ability to make transfers of cash in compliance therewith; our ability to maintain favorable relations with our securityholders, key business partners, suppliers, vendors, landlords and financial institutions; our ability to meet evolving environmental, social and governance ("ESG") expectations and benchmarks, and effectively communicate and implement our ESG strategies; our ability to collect our receivables from, or continue to do business with, financially-troubled customers, including, but not limited to, those adversely impacted by the economic dislocations caused by the COVID-19 pandemic; our ability to use our net operating loss carryforwards in the amounts projected; any adverse developments in legal or regulatory proceedings involving us; changes in tax, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels, including those arising from pending proposals of the Biden Administration to increase infrastructure spending and federal income tax rates; the effects of changes in accounting policies, practices or assumptions, including changes that could potentially require additional future impairment charges; continuing uncertainties regarding the impact that COVID-19 disruptions and vaccination policies could have on our business, operations, cash flows and corporate initiatives; the effects of adverse weather, terrorism, epidemics, pandemics, rioting, societal unrest, or other natural or man-made disasters or disturbances; the potential adverse effects if our internal controls over financial reporting have weaknesses or deficiencies, or otherwise fail to operate as intended; the effects of more general factors such as changes in interest rates, in exchange rates, in operating costs, in public policy, in the views of financial analysts, or in general market, labor, economic or geo-political conditions; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, regulatory, technological, industry, competitive, economic and market conditions, and our related assumptions, as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

Reconciliation to GAAP
This release includes certain historical and forward-looking non-GAAP financial measures, including but not limited to Adjusted EBITDA, Free Cash Flow, Unlevered Cash Flow, and adjustments to GAAP and non-GAAP measures to exclude the effect of Special Items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.
Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP historical financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at http://ir.lumen.com. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. Lumen may present or calculate its non-GAAP measures differently from other companies.

Lumen Technologies, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(UNAUDITED)
($ in millions, except per share amounts; shares in thousands)
	Three months ended September 30,		Increase / (decrease)	Nine months ended September 30,		Increase / (decrease)
	2021	2020		2021	2020
OPERATING REVENUE	$4,887	5,167	(5)%	$14,840	15,587	(5)%
OPERATING EXPENSES
Cost of services and products	2,151	2,236	(4)%	6,402	6,703	(4)%
Selling, general and administrative	654	850	(23)%	2,172	2,598	(16)%
Depreciation and amortization	951	1,193	(20)%	3,142	3,515	(11)%
Total operating expenses	3,756	4,279	(12)%	11,716	12,816	(9)%
OPERATING INCOME	1,131	888	27%	3,124	2,771	13%
OTHER (EXPENSE) INCOME
Interest expense	(377)	(409)	(8)%	(1,150)	(1,272)	(10)%
Other income (expense), net	(38)	1	nm	48	(73)	nm
Income tax expense	(172)	(114)	51%	(497)	(369)	35%
NET INCOME	$544	366	49%	$1,525	1,057	44%

BASIC EARNINGS PER SHARE	$0.51	0.34	50%	$1.42	0.98	45%
DILUTED EARNINGS PER SHARE	$0.51	0.34	50%	$1.41	0.98	44%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	1,062,084	1,080,505	(2)%	1,077,106	1,078,672	—%
Diluted	1,069,157	1,085,666	(2)%	1,083,879	1,083,368	—%
DIVIDENDS PER COMMON SHARE	$0.25	0.25	—%	$0.75	0.75	—%

Exclude: Special Items(1)	$(23)	18	nm	$(8)	121	nm
NET INCOME EXCLUDING SPECIAL ITEMS	$521	384	36%	$1,517	1,178	29%
DILUTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	$0.49	0.35	40%	$1.40	1.09	28%

(1) Excludes the Special Items described in the accompanying Non-GAAP Special Items table, net of the income tax effect thereof.
nm - Percentages greater than 200% and comparisons between positive and negative values are considered not meaningful.

Lumen Technologies, Inc.
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
(UNAUDITED)
($ in millions)
	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$635	406
Accounts receivable, less allowance of $117 and $191	1,541	1,962
Assets held for sale	8,682	—
Other	843	808
Total current assets	11,701	3,176
Property, plant and equipment, net of accumulated depreciation of $22,027 and $31,596	20,926	26,338
GOODWILL AND OTHER ASSETS
Goodwill	15,987	18,870
Other intangible assets, net	7,160	8,219
Other, net	2,534	2,791
Total goodwill and other assets	25,681	29,880
TOTAL ASSETS	$58,308	59,394
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$2,501	2,427
Accounts payable	829	1,134
Accrued expenses and other liabilities
Salaries and benefits	873	1,008
Income and other taxes	280	314
Current operating lease liabilities	389	379
Interest	229	291
Other	284	328
Liabilities held for sale	2,291	—
Current portion of deferred revenue	624	753
Total current liabilities	8,300	6,634
LONG-TERM DEBT	27,260	29,410
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	3,732	3,342
Benefit plan obligations, net	3,980	4,556
Other	3,853	4,290
Total deferred credits and other liabilities	11,565	12,188
STOCKHOLDERS' EQUITY
Common stock	1,031	1,097
Additional paid-in capital	19,235	20,909
Accumulated other comprehensive loss	(2,577)	(2,813)
Accumulated deficit	(6,506)	(8,031)
Total stockholders' equity	11,183	11,162
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$58,308	59,394

Lumen Technologies, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(UNAUDITED)
($ in millions)

	Nine months ended
	September 30, 2021	September 30, 2020
OPERATING ACTIVITIES
Net Income	$1,525	1,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,142	3,515
Deferred income taxes	431	315
Provision for uncollectible accounts	80	137
Net (gain) loss on early retirement and modification of debt	(8)	78
Share-based compensation	89	120
Changes in current assets and liabilities, net	(476)	(677)
Retirement benefits	(126)	(96)
Changes in other noncurrent assets and liabilities, net	207	287
Other, net	30	106
Net cash provided by operating activities	4,894	4,842
INVESTING ACTIVITIES
Capital expenditures	(2,052)	(2,971)
Proceeds from sale of property, plant and equipment and other assets	90	119
Other, net	13	12
Net cash used in investing activities	(1,949)	(2,840)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,881	3,257
Payments of long-term debt	(2,604)	(6,334)
Net (payments of) proceeds from revolving line of credit	(150)	825
Dividends paid	(834)	(837)
Repurchases of common stock	(909)	—
Other, net	(52)	(83)
Net cash used in financing activities	(2,668)	(3,172)
Net increase in cash, cash equivalents and restricted cash	277	(1,170)
Cash, cash equivalents and restricted cash at beginning of period	427	1,717
Cash, cash equivalents and restricted cash at end of period	$704	547

Cash, cash equivalents and restricted cash:
Cash and cash equivalents	$635	526
Cash and cash equivalents included in assets held for sale	39	—
Restricted cash	30	21
Total	$704	547

Lumen Technologies, Inc.
OPERATING METRICS
(UNAUDITED)
(In thousands)

	September 30, 2021	June 30, 2021	September 30, 2020

Operating Metrics
Mass Markets broadband subscribers	4,589	4,666	4,792

Mass Markets broadband subscribers are customers that purchase broadband connection service through their existing telephone lines, stand-alone telephone lines, or fiber-optic cables. Our methodology for counting our Mass Markets broadband subscribers includes only those lines that we use to provide services to external customers and excludes lines used solely by us and our affiliates. It also excludes unbundled loops and includes stand-alone Mass Markets broadband subscribers. We count lines when we install the service. Other companies may use different methodologies.

Description of Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

We use the term Special Items as a non-GAAP measure to describe items that impacted a period’s statement of operations for which investors may want to give special consideration due to their magnitude, nature or both. We do not call these items non-recurring because, while some are infrequent, others may recur in future periods.
Adjusted EBITDA ($) is defined as net income (loss) from the Statements of Operations before income tax (expense) benefit, total other income (expense), depreciation and amortization, share-based compensation expense and impairments.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of our internal reporting and are key measures used by Management to evaluate profitability and operating performance of Lumen and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding Special Items) to compare our performance to that of our competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period our ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash stock compensation expense and impairments because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes, and in our view constitutes an accrual-based measure that has the effect of excluding period-to-period changes in working capital and shows profitability without regard to the effects of capital or tax structure. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA further excludes the gain (or loss) on extinguishment and modification of debt and other, net, because these items are not related to the primary operations of Lumen.

There are material limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from our calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin (either with or without Special Items) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income, all as disclosed in the Statements of Cash Flows or the Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, because it reflects the operational performance of Lumen and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash. Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure our cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of our Unlevered Cash Flow to that of some of our competitors may be of limited usefulness since Lumen does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, currently generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable, accounts payable, payroll and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash, cash equivalents and restricted cash in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of our ability to generate cash to service our debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure our performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of our Free Cash Flow to that of some of its competitors may be of limited usefulness since Lumen does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable, accounts payable, payroll and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash, cash equivalents and restricted cash on the Consolidated Statements of Cash Flows.

Lumen Technologies, Inc.
Non-GAAP Special Items
(UNAUDITED)
($ in millions)

	Actual QTD		Actual YTD
Special Items Impacting Adjusted EBITDA	3Q21	3Q20	3Q21	3Q20
Consumer and other litigation	$—	2	19	8
Severance	—	18	—	62
Transaction and separation costs(1)	9	—	18	—
Real estate transactions(2)	(40)	—	(40)	—
Total Special Items impacting Adjusted EBITDA	$(31)	20	(3)	70

	Actual QTD		Actual YTD
Special Items Impacting Net Income	3Q21	3Q20	3Q21	3Q20
Consumer and other litigation	$—	2	19	8
Loss on sale of business	—	8	—	8
(Gain) loss on early debt retirement (3)	—	(4)	(8)	82
Severance	—	18	—	62
Transaction and separation costs(1)	9	—	18	—
Real estate transactions(2)	(40)	—	(40)	—
Total Special Items impacting Net Income	(31)	24	(11)	160
Income tax effect of Special Items (4)	8	(6)	3	(39)
Total Special Items impacting Net Income, net of tax	$(23)	18	(8)	121

(1) Transaction and separation costs associated with the proposed sale of our Latin American business to an affiliate of a fund advised by Stonepeak Partners LP for $2.7 billion announced July 26, 2021 and the proposed sale of our ILEC (incumbent local exchange carrier) assets in 20 states to an affiliate of funds advised by Apollo Global Management, Inc. for $7.5 billion announced August 3, 2021, and the evaluation of other potential transactions.

(2) Real estate transactions include the (gain) on sale of real estate, net of other impairment or acceleration of costs associated with our real estate rationalization program.
(3) There was no early debt retirement, debt modification or debt extinguishment in Q3 2021 or Q2 2021. Gain as a result of $1.1 billion in early debt retirement in Q1 2021. Gain as a result of $2.6 billion in early debt retirement in Q3 2020. Loss as a result of $1.2 billion in net debt early retirement, debt modification, and debt extinguishment in Q2 2020. Loss as a result of $2.4 billion in net early debt retirement, debt modification, and debt extinguishment in Q1 2020.

(4) Tax effect calculated using the annualized effective statutory tax rate, excluding any non-recurring discrete items, which was 24.5% for all periods presented.

Lumen Technologies, Inc.
Non-GAAP Cash Flow Reconciliation
(UNAUDITED)
($ in millions)
	Actual QTD
	3Q21	3Q20
Net cash provided by operating activities	$1,730	1,794
Capital expenditures	(690)	(988)
Free Cash Flow	1,040	806
Cash interest paid	400	426
Interest income	—	(3)
Unlevered Cash Flow	$1,440	$1,229

Free Cash Flow	$1,040	$806
Add back: Severance	13	67
Add back: Other Special Items(1)	11	6
Add back: Transaction and separation costs(1)	7	—
Add back: Real estate transactions(1)	1	—
Free Cash Flow excluding cash Special Items	$1,072	$879

Unlevered Cash Flow	$1,440	$1,229
Add back: Severance	13	67
Add back: Other Special Items(1)	11	6
Add back: Transaction and separation costs(1)	7	—
Add back: Real estate transactions(1)	1	—
Unlevered Cash Flow excluding cash Special Items	$1,472	$1,302

(1) Refer to Non-GAAP Special Items table for details of the Special Items impacting cash included above.

Lumen Technologies, Inc.
Adjusted EBITDA Non-GAAP Reconciliation
(UNAUDITED)
($ in millions)
	Actual QTD
	3Q21	3Q20
Net income	$544	366
Income tax expense	172	114
Total other expense, net	415	408
Depreciation and amortization expense	951	1,193
Share-based compensation expense	27	31
Adjusted EBITDA	$2,109	2,112

Add back: Severance	$—	18
Add back: Other Special Items(1)	—	2
Add back: Transaction and separation costs (1)	9	—
Add back: Real estate transactions(1)	(40)	—
Adjusted EBITDA excluding Special Items	$2,078	2,132

Total revenue	$4,887	5,167

Adjusted EBITDA margin	43.2%	40.9%
Adjusted EBITDA margin excluding Special Items	42.5%	41.3%

(1) Refer to Non-GAAP Special Items table for details of the Special Items included above.

Outlook

To enhance the information in our outlook with respect to non-GAAP metrics, we are providing a range for certain GAAP measures that are components of the reconciliation of the non-GAAP metrics. The provision of these ranges is in no way meant to indicate that Lumen is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, Lumen has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While Lumen believes that it has used reasonable assumptions in connection with developing the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Lumen Technologies, Inc.
2021 OUTLOOK (1) (2)
(UNAUDITED)
($ in millions)

Adjusted EBITDA Outlook
Twelve Months Ended December 31, 2021
	Range
	Low	High
Net income	$1,975	2,325
Income tax expense	500	800
Total other expense	1,650	1,450
Depreciation and amortization expense	4,100	3,900
Share-based compensation expenses	175	125
Adjusted EBITDA	$8,400	$8,600

Free Cash Flow Outlook
Twelve Months Ended December 31, 2021
	Range
	Low	High
Net cash provided by operating activities	$6,400	6,800
Capital expenditures	(2,800)	(3,000)
Free Cash Flow	$3,600	3,800

(1) For definitions of non-GAAP metrics and reconciliation to GAAP figures, see the above schedules and our Investor Relations website.

(2) Outlook measures in this chart (i) exclude the effects of Special Items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (ii) speak only as of November 3, 2021. See “Forward-Looking Statements”.